                         NOTICE OF GUARANTEED DELIVERY

                                      FOR
                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                         DATA RESEARCH ASSOCIATES, INC.

                                       TO

                           MCGUIRE ACQUISITION INC.,

                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                              SIRSI HOLDINGS CORP.

                                       AT

                          $11.00 NET PER SHARE IN CASH
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

--------------------------------------------------------------------------------
    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
   CITY TIME, ON TUESDAY, AUGUST 21, 2001, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

    This Notice of Guaranteed Delivery, or one substantially in the form of this notice, must be used to accept the Offer to Purchase, dated July 25, 2001 (the
"Offer to Purchase") made by McGuire Acquisition Inc., a Delaware corporation and an indirect wholly owned subsidiary of SIRSI Holdings Corp., a Delaware corporation for shares of common stock, par value $0.01 per share (the
"Shares"), of Data Research Associates, Inc., a Missouri corporation ("DRAI") if
(1) certificates evidencing Shares are not immediately available, (2) delivery of certificates evidencing Shares and all other required documents by book-entry transfer cannot be made to an account maintained by Computershare Trust Company of New York (the "Depositary") at the Depository Trust Company (the "Book-Entry
Transfer Facility"), prior to the Expiration Date (as defined in "The Tender
Offer-Terms Of Our Offer; Expiration Date" of our Offer to Purchase) or (3) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by overnight courier, by hand or by mail or transmitted by telegram or facsimile transmission to the Depositary and must include a guarantee by an eligible guarantor institution.
See "The Tender Offer--Procedures For Accepting Our Offer And Tendering Shares" of our Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    COMPUTERSHARE TRUST COMPANY OF NEW YORK

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          BY HAND:                  OVERNIGHT COURIER:                  BY MAIL:
     Wall Street Plaza,             Wall Street Plaza,            Wall Street Station,
 88 Pine Street, 19th Floor     88 Pine Street, 19th Floor            P.O. Box 1010
     New York, NY 10005             New York, NY 10005           New York, NY 10268-1010

                           BY FACSIMILE TRANSMISSION:
                        FOR ELIGIBLE INSTITUTIONS ONLY:

                                 (212) 701-7636

                             CONFIRM BY TELEPHONE:

                                 (212) 701-7624

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    Certificates representing Shares must be received by the Depositary within three trading days after the date of the execution of this Notice of Guaranteed Delivery.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

LADIES AND GENTLEMEN:

    The undersigned hereby tenders to McGuire Acquisition Inc. upon the terms and subject to the conditions set forth in the Offer to Purchase, dated
July 25, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (together with any amendments or supplements thereto and the Offer to Purchase and any amendments or supplements thereto, collectively constituting the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in "The Tender Offer--Procedures For Accepting Our Offer And Tendering Shares" of the Offer to Purchase.

    If the Offer is terminated, the Shares tendered pursuant to the Offer will be returned to the tendering holders promptly (or, in the case of tendered by book-entry transfer, the book-entry tendered Shares will be credited to the account maintained at the Book-Entry Transfer Facility from which the book-entry tendered shares were delivered).

    The undersigned understand(s) that payment by Computershare Trust Company of New York, in its capacity as our Depositary (the "Depositary") for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (1) the stock certificates evidencing Shares validly tendered and not properly withdrawn prior to the expiration of the Offer and a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with respect to such Shares with any required signature guarantees and any other documents required by the Letter of Transmittal or (2) a book-entry confirmation of the transfer of the undersigned's Shares into the Depositary's account at the Book-Entry Transfer Facility and a properly transmitted Agent's Message (as defined in "The Tender Offer--Procedures For Accepting Our Offer And Tendering Shares" of the Offer to Purchase).

    All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

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------------------------------------------------------------

 Number of Shares:

 Certificate Nos. (If Available):

 / / Check this box if shares will be delivered by book-entry transfer:

 Name of Eligible Institution:

 Account No.:

 Name(s) of Record Holders:

 Street Address:

 City, State and Zip Code:

 Area Code and Telephone No:

 Signature(s) of Holder(s):

 Dated:  , 2001
 ----------------------------------------------------------
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

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------------------------------------------------------------

 This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as name(s) appear(s) on certificate(s) for the Shares or, if tendered by a participant in the Depository Trust Company, exactly as the participant's name appears on a security position listing as the owner of the Shares, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with the Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must provide the following information:

           PLEASE PRINT NAME(S) AND ADDRESS(ES):

 Name(s) of Holders:

 Capacity:

 Street Address:

 City, State and Zip Code:

 NOTE: DO NOT SEND CERTIFICATES WITH THIS FORM. CERTIFICATES
 SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A PROPERLY
 COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

 ----------------------------------------------------------
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

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------------------------------------------------------------

                         GUARANTEE

         (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member of the Security Transfer Agent Medallion Signature Program, or any other "Eligible Guarantor Institution," as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (1) represents that the above named persons are deemed to own the Shares tendered hereby, (2) represents that the tender complies with the rules of the Exchange Act, and (3) guarantees to deliver to the Depositary, certificates evidencing the Shares tendered hereby, in proper form for transfer, with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, and any other required documents, or confirmation of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility along with an Agent's Message, all within three trading days of the date of this guarantee.

 Name of Firm:

 Authorized Signature:

 Street Address:

 City, State and Zip Code:

 Telephone Number:

 Name:

 Title:

 Dated:  , 2001

 NOTE: DO NOT SEND CERTIFICATES WITH THIS FORM. CERTIFICATES
 SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A PROPERLY
 COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

 ----------------------------------------------------------
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